UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CHANNELL COMMERCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHANNELL COMMERCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2006

The 2006 Annual Meeting (the “Meeting”) of the Stockholders of Channell Commercial Corporation, a Delaware corporation (the “Company”), will be held at 7:30 a.m., local time, on May 22, 2006, at Channell Commercial Corporation  26040 Ynez Road, Temecula, California 92591, to consider and vote on the following matters:

1.             The election of two Directors to serve on the Company’s Board of Directors; and

2.             The transaction of such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Only stockholders of record of the Company’s Common Stock at the close of business on April 6, 2006 will be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Jacqueline M. Channell
Secretary

Temecula, California
April 19, 2006

Channell Commercial Corporation

26040 Ynez Road

Temecula, California  92591

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2006

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is solicited on behalf of the Board of Directors of Channell Commercial Corporation, a Delaware corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders to be held at Channell Commercial Corporation, 26040 Ynez Road, Temecula, California, 92591, on May 22, 2006 at 7:30 a.m. local time, and at any and all adjournments or postponements thereof (the “Meeting”).

Stockholders are requested to complete, date, sign and return the accompanying proxy card. All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the nominees listed in the proxy for election to the Board of Directors and FOR the other proposals to be considered at the Meeting.

Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the address set forth above, by presenting at the Meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Meeting and voting in person by the person who executed the proxy.

This proxy statement and the accompanying proxy card are first being mailed to the Company’s stockholders on or about April 20, 2006. The Company has retained a firm to assist in the distribution of proxies by mail for an estimated fee of $5,000 plus reimbursement for certain expenses, which will be borne by the Company. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding material regarding the Meeting to beneficial owners of shares of common stock of the Company (the “Common Stock”).

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of shares of Common Stock outstanding at the close of business on the record date, April 6, 2006, will be entitled to notice of, and to vote at, the Meeting. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of Common Stock held of record by such stockholder on April 6, 2006.

In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the plurality of votes. All other proposals to come before the Meeting require the approval of a majority of the votes cast, in person or by proxy, at the Meeting. Abstentions as to a particular proposal and broker non-votes will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table sets forth as of March 31, 2006 certain information as to the beneficial ownership of Common Stock by: (i) each of the Company’s Directors, (ii) the Company’s chief executive officer and each of the four other most highly compensated executive officers as indicated in the Summary Compensation Table under Executive Compensation below, (iii) all Directors and executive officers as a group, and (iv) each person known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock of the Company. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	No. of Shares Owned	Exercisable Options (2)	Total	Percent of Class

The Channell Family Trust (3)(4)	3,250,830	—	3,250,830	34.1%

Jacqueline M. Channell (3)(4)	3,250,830	8,001	3,258,831	34.1%

William H. Channell, Sr. (3)(4)	3,250,830	1,000	3,251,830	34.1%

William H. Channell, Jr. (4)	690,250	879,734	1,569,984	15.1%

Guy Marge (4)	9,000	2,001	11,001	*

Stephen Gill (4)	1,000	1,001	2,001	*

Dana Brenner (4)	—	2,001	2,001	*

David Iannini (4)	—	1,001	1,001	*

Jerry Collazo (4)	—	—	—	*

Edward J. Burke (4)	1,000	98,550	99,550	1.0%

John B. Kaiser (4)	890	95,270	96,160	1.0%

Andrew Zogby (4)	800	100,060	100,860	1.1%

All Directors and executive officers as a group (11 in number)	3,953,770	1,188,619	5,142,389	47.9%

Rutabaga Capital Management (5)	869,888	—	869,888	9.4%
64 Broad Street
Boston, MA 02109

State of Wisconsin Investment Board (6)	651,300	—	651,300	6.8%
P.O. Box 7842
Madison, WI 53707

Bonanza Capital Ltd. (7)	600,000	—	600,000	6.3%
300 Crescent Ct., Ste 1740
Dallas, TX 75201

Bonanza Master Fund, Ltd. (7)	600,000	—	600,000	6.3%
300 Crescent Ct., Ste 1740
Dallas, TX 75201

The Taylor Family Trust (8)	461,319	—	461,319	4.8%
1450 Ravenswood Lane
Riverside, CA 92506

Carrie S. Channell (8)	450,000	—	450,000	4.7%
18 Buena Vista Avenue
Mill Valley, CA 94941

*   Less than 1%

(1)     Unless otherwise indicated, the persons in this table have sole voting, investment and dispositive power with respect to all shares of the Common Stock shown as owned by them, subject to community property laws where applicable. Percentage ownership is based on 9,543,584 shares of Common Stock outstanding on March 31, 2006.

(2)     This information represents outstanding options exercisable currently or within 60 days of March 31, 2006.

(3)     William H. Channell, Sr. and his wife, Jacqueline M. Channell, are the co-trustees of the Channell Family Trust, which is the stockholder of record of the shares shown on the table as beneficially owned by the Channell Family Trust. They each have shared voting and dispositive power over the shares of Common Stock owned by such trust.

(4)     Address for beneficial owner: c/o Channell Commercial Corporation, 26040 Ynez Rd., Temecula, CA 92591.

(5)     As reported on a Schedule 13G/A filed by Rutabaga Capital Management on February 8, 2006. According to the Schedule 13G/A, as of December 31, 2005, Rutabaga Capital Management had sole voting power over 370,650 shares of Common Stock, shared voting power over 499,238 shares of Common stock and sole dispositive power over 869,888 shares of Common Stock.

(6)     As reported on a Schedule 13G/A filed by the State of Wisconsin Investment Board on February 10, 2006. According to the Schedule 13G/A, State of Wisconsin Investment Board had sole voting power over 651,300 share of Common Stock and sole dispositive power over 651,300 shares of Common Stock as of December 31, 2005.

(7)     As reported on a Schedule 13G/A filed by Bonanza Capital, Ltd. and Bonanza Master Fund, Ltd. on February 14, 2006. According to the Schedule 13G/A, as of December 31, 2005, each of Bonanza Capital, Ltd. and Bonanza Master Fund, Ltd. had shared voting power over 600,000 shares of Common Stock and shared dispositive power over 600,000 shares of Common Stock.

(8)     Michelle Taylor, who is a co-trustee of the Taylor Family Trust, and Carrie S. Channell are daughters of William H. Channell, Sr. and Jacqueline M. Channell and sisters of William H. Channell, Jr. Ms. Taylor and her husband, Roy Taylor, are the sole trustees of the Taylor Family Trust and together have sole voting and dispositive power over the shares of Common Stock held by such trust.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information with respect to the Company’s executive officers and directors and their ages as of March 31, 2006.

Name	Age	Positions

William H. Channell, Sr.	78	Chairman of the Board and Director

William H. Channell, Jr.	48	President, Chief Executive Officer and Director

Jacqueline M. Channell	74	Secretary and Director

Dana Brenner(1)	63	Director

Guy Marge(1) (2)	62	Director

Stephen Gill (2)	63	Director

David Iannini(1) (2)	46	Director

Jerry Collazo	47	Chief Financial Officer

Edward J. Burke	50	Vice President, Corporate Engineering

John B. Kaiser	54	Vice President, North American Sales

Andrew M. Zogby	45	Vice President, Corporate Marketing

(1)          Audit Committee Member

(2)          Compensation Committee Member

The Company’s Board of Directors was comprised of seven members at March 31, 2006. The Directors of the Company are staggered into three classes, with the Directors in a single class elected at each annual meeting of stockholders to serve for a term of three years, or, in the case of a new director replacing a former director, for the remaining term of the former director. Two of the Company’s Directors are to be elected at the Meeting to a three-year term expiring in 2009. The authorized number of members of the Board of Directors is currently seven. The executive officers of the Company serve at the pleasure of the Board of Directors.

CONTINUING DIRECTORS OTHER THAN NOMINEES

William H. Channell, Sr., the son of the Company’s founder, James W. Channell, has been the Chairman of the Board since July, 1996. From 1966 to November, 2001 and from July, 2002 to December, 2003 Mr. Channell, Sr. was Chief Executive Officer. Mr. Channell, Sr. is a co-trustee of the Channell Family Trust, which is a principal stockholder of the Company, and is the husband of Jacqueline M. Channell and the father of William H. Channell, Jr. Mr. Channell, Sr.’s term as a Director expires in 2008.

Dana Brenner became a Director of the Company in March, 2003. Mr. Brenner is the managing partner of Brenner, Edwards & Associates, an accounting firm with offices in Woodland Hills and Blythe, California, focused on medium and small businesses as well as individuals. Mr. Brenner has over 35 years of public accounting experience with companies in various industries including manufacturing, construction, real estate, mortgage banking and credit unions. His term as a Director expires in 2008.

Guy Marge became a Director of the Company in August, 2002. Mr. Marge is President and Chief Executive Officer of Western Brass Industries, Inc. and Storm Industries, Inc. From 1988 to 2001, Mr. Marge was Chief Executive Officer of the Milhous Group, Inc., a manufacturer of plastic, metal-formed and pre-cast concrete products. From 1978 to 1988, Mr. Marge held executive management positions with Kearney-National, Inc., The United Groups, Inc., and Uniroyal Technology Corporation. Mr. Marge’s term as a Director expires in 2007.

David Iannini became a Director of the Company in May, 2004. Mr. Iannini is President of MAR & Associates. MAR & Associates provides strategic and investment banking services to public and private companies. Mr. Iannini served as Chief Financial Officer of YP.Net, Inc., from 2002 to 2004. From 1999 to 2002, Mr. Iannini was Treasurer and Vice President of Corporate Development of Viad Corp. Mr. Iannini was an investment banker primarily with Salomon Brothers from 1986 to 1999. Mr. Iannini’s term as a director expires in 2007.

Stephen Gill became a Director of the Company in May, 2004. Mr. Gill has spent 35 years in the aerospace composites manufacturing industry with M.C. Gill Corporation, serving as President and CEO from 1991 to 2001. Mr. Gill has also served on the boards of M.C. Gill Corp., Spaulding Composites and SIR Worldwide, Inc. Mr. Gill’s term as a director expires in 2007.

EXECUTIVE OFFICERS

Jerry Collazo was elected as Chief Financial Officer of the Company in July, 2005. Between 2000 and 2004, he was President and Chief Financial Officer for Worldwide Wireless Networks, a publicly traded company providing fixed wireless broadband internet services. From 1996 to 1999, he was Chief Financial Officer and Chief Operating Officer for Xtend Micro Products, a development, manufacturing and marketing company providing mobility accessories for notebook computers. For the thirteen year period prior to 1996, Mr. Collazo held various management positions in finance and accounting with medium to large businesses.

Edward J. Burke has been the Company’s Vice President, Corporate Engineering since May, 1996 and has served in various similar capacities with the Company since 1984. Mr. Burke has held various technical positions in the thermoplastic product engineering and tooling design field since 1978.

John B. Kaiser has been the Company’s Vice President, North American Sales since 1999. He held the position of Director of Marketing for the Company from 1987 to 1991 and he was Vice President, Broadband Division from 1995 through 1998. Between 1991 and 1995, Mr. Kaiser held the position of District Manager, Southern California, for the General Polymers Division of Ashland Chemical, a thermoplastics distributor, where his responsibilities included general management of district operations, including sales, warehousing, procurement and logistics.

Andrew M. Zogby has been the Company’s Vice President, Corporate Marketing since March, 1996. Prior to joining the Company, Mr. Zogby was Director of Strategic Marketing, Broadband Connectivity Group for ADC Telecommunications, a publicly traded telecommunications equipment supplier to both telephone and CATV network providers worldwide. He had been with ADC Telecommunications since 1990. Mr. Zogby has held various technical marketing positions in the telecommunications equipment industry since 1984.

COMPENSATION OF DIRECTORS

Directors who are also officers of the Company (except as indicated below) receive no additional compensation for their services as directors. The Company’s non-management directors receive compensation consisting of an annual retainer fee of $25,000 (except for members of the Audit Committee, who receive the annual retainer fees described in the following sentence) plus $1,000 for attendance at any meeting of the Board of Directors and $500 for attendance at any meeting of any committee of the Board of Directors, plus direct out-of-pocket costs related to any such attendance. The Chair of the Audit Committee receives an annual retainer fee of $50,000 and non-Chair members of the Audit Committee receive an annual retainer fee of $30,000. Mrs. Jacqueline M. Channell, the Company’s secretary, receives the non-management director retainer and attendance fees as described above.

Each non-management director (including non-executive officers who serve as directors) serving on the Board of Directors immediately following each annual meeting of stockholders receives options to acquire an additional 1,000 shares of Common Stock, with an exercise price equal to the market value of the Common Stock on the date such options are granted. These options will become exercisable at a rate of 33 1/3% per year commencing on the first anniversary of the date of grant and will have a term of 10 years.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that Mr. Dana Brenner qualifies as an “audit committee financial expert” within the meaning of SEC rules. Mr. Brenner is the managing partner of Brenner, Edwards & Associates, an accounting firm with offices in Woodland Hills and Blythe, California. Mr. Brenner has over 35 years of public accounting experience with companies in various industries, including manufacturing, construction, real estate, mortgage banking and credit unions. Mr. Brenner is independent as defined by SEC and NASD rules.

CODE OF ETHICS

The Company has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to all employees, including its principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics has been filed as Exhibit 14 to the 2003 Annual Report on Form 10-K. If the Company makes substantive amendments to this Code of Ethics or grants any waiver, including any implicit waiver, the Company will disclose the nature of such amendment or waiver on its web site within five days of such amendment or waiver.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the annual and long-term accrual basis compensation of the Company’s Chief Executive Officer and the four additional most highly compensated executive officers (collectively, the “Named Officers”) for the years ended December 31, 2005, 2004 and 2003.

Name and Positions Held with the Company		Annual Compensation		Other Annual Compensation	Restricted Stock Awards	Underlying Options/		LTIP Payouts		All Other Compensation
	Years	Salary ($)	Bonus ($)	($)	($)	SARs(#)		($)		($)

William H. Channell, Jr.	2005	760,392	45,000	—	—	—		800,000	(1)	22,864	(3)
President and Chief	2004	730,603	560,000	—	—	150,000		—		20,858	(3)
Executive Officer	2003	656,109	261,206	—	—	1,267,800	(2)	—		23,260	(3)

John B. Kaiser	2005	177,938	—	—	—	—		—		20,904	(3)
Vice President,	2004	172,359	55,443	—	—	—		—		21,244	(4)
North American Sales	2003	161,200	66,960	—	—	145,270	(2)	—		19,498	(4)

Andrew M. Zogby	2005	192,886	10,000	—	—	—		—		21,103	(3)
Vice President,	2004	190,501	75,126	—	—	—		—		20,535	(4)
Corporate Marketing	2003	179,777	21,100	—	—	150,060	(2)	—		18,959	(4)

Edward J. Burke	2005	179,725	10,000	—	—	—		—		17,827	(4)
Vice President,	2004	171,247	70,000	—	—	—		—		17,392	(4)
Corporate Engineering	2003	148,412	60,242	—	—	148,550	(2)	—		16,371	(4)

Timothy B. Hankinson (5)	2005	209,825	—	—	—	—		—		41,393	(6)
Managing Director,	2004	202,458	20,268	—	—	—		—		34,485	(6)
International	2003	175,225	52,160	—	—	111,000	(2)	—		16,539	(6)

Jerry Collazo (7)	2005	95,385	17,500	—	—	50,000		—		5,422	(8)
Chief Financial Officer	2004	—	—	—	—	—		—		—
	2003	—	—	—	—	—		—		—

(1)     $500,000 of the Long-Term Incentive Plan payout was previously accrued under the Bonus column in 2004.

(2)     In February, 2003, the Company offered current employees and non-employee directors an opportunity to exchange their outstanding options granted under the 1996 Stock Plan. The tender offer expired March 20, 2003. Outstanding options were cancelled for those employees and non-employee directors who tendered their shares. On September 24, 2003 new options were exchanged for the options cancelled in March, 2003. Included in the 2003 Underlying Options/SARs (#) are new options that were exchanged:  Mr. Channell, Jr.: 596,400; Mr. Kaiser: 95,270; Mr. Zogby: 100,060; Mr. Burke: 98,550; and Mr. Hankinson 61,000.

(3)     Company paid premiums for life insurance and Company paid auto lease.

(4)     Company paid premiums for life insurance, Company contributions to the 401(k) Plan and Company paid auto lease.

(5)     Mr. Hankinson resigned from the Company in March, 2006.

(6)     Company contributions made to the Australian Superannuation plan and Company paid auto lease.

(7)     Mr. Collazo was elected Chief Financial Officer of the Company in July 2005.

(8)     Company paid auto allowance.

The following table sets forth information relating to equity securities authorized for issuance under the 1996 Incentive Stock Plan and the 2003 Incentive Stock Plan as of December 31, 2005:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,933,589	(1)	$5.10	1,120,839	(2)

Equity compensation plans not approved by security holders (none)	—		—	—

Total	1,933,589		$5.10	1,120,839

(1)      Information provided relates to the 1996 Incentive Stock Plan and 2003 Incentive Stock Plan.

(2)      The 2003 Incentive Stock Plan permits the granting of (i) options to purchase shares of Common Stock and (ii) shares of Common Stock that are subject to certain vesting and other restrictions. The 2003 Incentive Stock Plan permits the granting of (i) incentive stock options to purchase shares of Common Stock to employees of the Company and the Company’s subsidiaries and (ii) nonqualified stock options to purchase shares of Common Stock to employees, Directors, and consultants of the Company and Company’s subsidiaries. The 2003 Incentive Stock Plan also permits the granting of shares of Common Stock that are subject to vesting restrictions based on continued employment or attainment of performance goals. There are no options available for issuance under the 1996 Incentive Stock Plan.

Employment Contracts

In December, 2003 the Company entered into a five year employment agreement, renewable every five years, with William H. Channell, Jr. For 2005, Mr. Channell, Jr.’s annual salary was $760,392. Mr. Channell, Jr. is entitled to participate in the 2003 Incentive Stock Plan, the 401(k) Plan and the 2004 Incentive Bonus Plan, described hereafter. Additionally, the employment agreement provides for incentive compensation to Mr. Channell, Jr., based upon personal performance objectives and increases in the Company’s market capitalization over a three-year period, to be paid under Mr. Channell Jr.’s Long-Term Incentive Plan (described below). Mr. Channell, Jr. is also entitled to certain other benefits paid for by the Company, including an automobile allowance, health insurance and sick leave, in accordance with the Company’s customary practices for senior executive officers. In the event that the Company were to terminate Mr. Channell, Jr. without cause (as defined in the agreement), or Mr. Channell, Jr. were to terminate his employment for good reason (also as defined in the agreement and including, without limitation, a change of control of the Company), Mr. Channell, Jr. would be entitled to a lump sum payment equal to three times his then current base salary, all health and life insurance benefits for three years, and accelerated vesting of any stock options or restricted stock granted to him.

The Company entered into an employment agreement with Mr. Channell, Sr. in July 1996 and amended that agreement in December, 2003. In 2005, Mr. Channell, Sr.’s annual salary was $50,000. Mr. Channell, Sr.’s benefits include (i)  during the term of the agreement, the payment of premiums for a term disability policy providing for $250,000 in annual benefits in the case of his temporary or permanent disability, (ii) during the lifetime of Mr. Channell, Sr. and his wife, Jacqueline M. Channell, medical insurance for each of Mr. and Mrs. Channell comparable to that provided to the Company’s senior executive officers,  (iii) during Mr. Channell, Sr.’s lifetime, a portion of the premiums on a $1,500,000 life insurance policy owned by Mr. Channell, Sr., under which Mrs. Channell is the beneficiary, and (iv) an automobile allowance.

The Company entered into an employment agreement with Mr. Collazo upon his election as Chief Financial Officer. Under the agreement, Mr. Collazo’s annual base salary is $200,000. Mr. Collazo is eligible for a bonus of up to 35% of his base salary based on the attainment of certain objectives. In addition, Mr. Collazo receives certain other benefits, including health insurance, life insurance, 401(k) participation, an automobile allowance, and certain air travel benefits.

DESCRIPTION OF CERTAIN PLANS

1996 Incentive Stock Plan

The Company’s 1996 Incentive Stock Plan (the “1996 Stock Plan”) permitted the granting to the Company’s key employees, Directors and other service providers of (i) options to purchase shares of Common Stock and (ii) shares of Common Stock that are subject to certain vesting and other restrictions (“Restricted Stock”). Initially, a maximum of 750,000 shares of Common Stock were reserved for issuance under the 1996 Stock Plan. In 1999, the 1996 Stock Plan was amended to allow a maximum of 1,500,000 shares to be issued under the 1996 Stock Plan.

The 1996 Stock Plan is administered by the Compensation Committee of the Board of Directors. The aggregate number of stock options or shares of Restricted Stock that could be granted to any single participant under the 1996 Stock Plan during any fiscal year of the Company was 100,000. The purpose of the 1996 Stock Plan was to secure for the Company and its stockholders the benefits arising from stock ownership by key employees, directors and other service providers selected by the Compensation Committee.

All options granted under the 1996 Stock Plan are non-transferable and are exercisable in installments determined by the Compensation Committee, except that each option is to be exercisable in minimum annual installments of 20% commencing with the first anniversary of the option’s grant date. Each option granted has a term specified in the option agreement, but all options expire no later than ten years from the date of grant. Options under the 1996 Stock Plan could be designated as “incentive stock options” for federal income tax purposes or as options which are not qualified for such treatment, or “non-qualified stock options”. In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the stock on the date the option is granted. The exercise price of a non-qualified option need not be equal to the fair market value of the stock at the date of grant, but may be granted with any exercise price which is not less than 85% of the fair market value at the time the option is granted, as the Compensation Committee may determine. The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any employee under the 1996 Stock Plan (or any other plan of the Company) which could become exercisable for the first time in any one calendar year may not exceed $100,000.

Upon exercise of any option, the purchase price must generally be paid in full either in cash or by certified or cashier’s check. However, in the discretion of the Compensation Committee, the terms of a stock option grant may permit payment of the purchase price by means of (i) cancellation of indebtedness owed to the Company, (ii) delivery of shares of Common Stock already owned by the optionee (valued at fair market value as of the date of exercise), (iii) delivery of a promissory note secured by the shares issued, (iv) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the “spread” on the option payable in shares), or (v) any combination of the foregoing or any other means permitted by the Compensation Committee.

There were no grants of Restricted Stock under the 1996 Stock Plan.

In January, 2003, the Board of Directors approved an offer allowing current employees and non-employee directors to exchange all of their outstanding options granted under the 1996 Stock Plan for new options to be granted under the 2003 Incentive Stock Plan or any other stock option plan that may be adopted by the Company. At the time the Board approved the offer, certain employees’ and non-employee directors’ outstanding options had exercise prices that were significantly higher than the current market price of the Company’s common stock. The Board of Directors made the offer in order to provide these option holders with the benefit of owning options that, over time, may have a greater potential to increase in value. The Board of Directors believed that this would create better performance incentives for these option holders. The offer expired on March 20, 2003. A total of 1,326,890 options to purchase shares of the Company were accepted for exchange and cancelled on March 20, 2003. The 2003 Incentive Stock Plan was approved at the Annual Meeting of Stockholders on April 25, 2003. On September 24, 2003, a total of 1,324,090 new options were issued for options cancelled in March, 2003.

Eligible option holders who participated in the offer received a new option on the new grant date in exchange for each old option that was validly tendered and accepted for exchange. The number of shares covered by each new option was equal to the number of shares covered by the old options, and the vested status and vesting schedule of the old options was preserved and continued. The exercise price of the new options was equal to the closing sale price of the Company’s common stock as reported on the Nasdaq National Market on the grant date of the new options.

2003 Incentive Stock Plan

The Company’s 2003 Incentive Stock Plan (the “2003 Stock Plan”) currently permits the granting of (i) incentive stock options to purchase shares of Common Stock to employees of the Company and the Company’s subsidiaries and (ii) nonqualified stock options to purchase shares of Common Stock to employees, Directors and consultants of the Company and the Company’s subsidiaries. The 2003 Stock Plan also permits the granting of shares of Restricted Stock to employees, Directors and consultants of the Company and the Company’s subsidiaries. Incentive stock options and nonqualified stock options are granted subject to the terms of a stock option agreement entered into between the participant and the Company. A maximum of 3,100,000 shares of Common Stock are reserved for issuance under the 2003 Stock Plan.

The 2003 Stock Plan is administered by the Compensation Committee of the Board of Directors. The aggregate number of stock options that may be granted to any single participant under the 2003 Stock Plan during any fiscal year of the Company is 500,000 (except, with respect to the Company’s 2003 fiscal year, such aggregate number was 1,500,000). The purpose of the 2003 Stock Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by employees, Directors and Consultants selected by the Compensation Committee.

Options granted under the 2003 Stock Plan are non-transferable other than by will or by the laws of descent or distribution and are exercisable, during the lifetime of the participant, only by the participant at times and under conditions determined by the Compensation Committee. Each option granted has a term specified in the stock option agreement, but all options expire no later than ten years from the date of grant. Options under the 2003 Stock Plan may be designated as “incentive stock options” for federal income tax purposes or as “nonqualified stock options.”  In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the stock on the date the option is granted. The exercise price of a nonqualified stock option need not be equal to the fair market value of the stock on the date of grant, but may be granted, at the discretion of the Compensation Committee, at any exercise price which is not less than 85% of the fair market value at the time the option is granted. The aggregate fair market value (determined at the time the options are granted) of the shares of Company Common Stock covered by incentive stock options granted to any employee under the 2003 Stock Plan (or any other plan of the Company) which may become exercisable for the first time in any one calendar year may not exceed $100,000.

Upon exercise of an option, the purchase price must generally be paid in full in cash or by cashiers check. However, at the discretion of the Compensation Committee, the terms of a stock option agreement may permit payment of the purchase price by means of (i) delivery of shares of Common Stock already owned by the participant (valued at fair market value as of the date of exercise), (ii) to the extent permitted by applicable law, delivery of a promissory note secured by the shares issued, (iii) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the “spread” on the option payable in shares), or (iv) any combination of the foregoing or any other means permitted by the Compensation Committee.

Grants of Stock Awards are made pursuant to a Restricted Stock Agreement entered into between the Company and the participant. The Restricted Stock Agreement provides (i) the rate at which shares of Restricted Stock will vest and (ii) any other terms and restrictions deemed appropriate by the Compensation Committee. Until vested, shares of Restricted Stock are generally non-transferable and forfeitable upon termination of employment.

In the event of a merger, reorganization or sale of substantially all of the assets of the Company, the Compensation Committee, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable, (ii) accelerate any vesting schedule to which an option or Stock Award is subject; (iii) arrange to have the surviving or successor entity assume the Stock Awards and the options or grant replacement options or (iv) cancel options or Stock Awards upon payment to the participants in cash, with respect to each option or Stock Award to the extent then exercisable or vested, of an amount that is equal to the excess of the fair market value of the Company’s Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of options) the exercise price of the option.

The Board of Directors may at any time amend, alter or suspend or terminate the 2003 Stock Plan. No amendment, alteration or suspension or termination of the 2003 Stock Plan may impair the rights of a participant, unless mutually agreed to by the Company and the participant.

Options/SAR Grants Table

The following table sets forth the stock options granted to the Named Officers for the year ended December 31, 2005.

	Number of Securities Underlying Options/SARs	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise On Base Price		Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation of Option Term (1)
Name	Granted	2005	($/Sh)	Expiration Date	5%	10%

Jerry Collazo	50,000	38%	$7.28	July 2015	$228,918	$580,122

(1)   The calculation of potential realizable value assumes annual growth rates for each of the grants shown over their 10-year option term. For example, a $7.28 per share price with a 5% annual growth rate results in a stock price of $11.86 per share and a 10% rate results in a stock price of $18.88 per share. Actual gains, if any, on exercised stock options are dependent on the future performance of the stock.

(2)   Mr. Collazo was granted these options on July 11, 2005. These options were granted under, and are subject to the terms and conditions of, the 2003 Plan. The options vest in three equal installments, beginning July 11, 2006, so that 100% of the stock options will be vested by July 11, 2008.

Aggregated Option/SAR Exercises in Last Fiscal Year and December 31, 2005 Option/SAR Values

The following table sets forth the number and value of outstanding stock options granted to the Named Officers at December 31, 2005. No options were exercised by the Named Officers in 2005.

	Shares Acquired On	Value	Number of Shares Underlying Unexercised Options/SARs at December 31, 2005		Value of Unexercised In-the- Money Options/SARs at December 31, 2005
Name	Exercise	Realized	Exercisable	Unexerciseable	Exercisable	Unexerciseable

William H. Channell, Jr.	—	—	772,601	323,799	$255,213	$122,355
John B. Kaiser	—	—	78,604	16,666	$9,432	$2,000
Andrew M. Zogby	—	—	83,394	16,666	$10,007	$2,000
Edward J. Burke	—	—	81,884	16,666	$9,826	$2,000
Timothy B. Hankinson	—	—	44,834	16,666	$5,380	$2,000
Jerry Collazo	—	—	—	50,000	—	—

Profit Sharing and Savings Plans

The Company maintains a plan, established in 1993, in accordance with Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Under the terms of this plan, eligible employees may make voluntary contributions to the extent allowable by law. Employees of the Company are eligible to participate in the plan after 90 days of employment. Matching contributions by the Company to this plan are discretionary and will not exceed that allowable for Federal income tax purposes. The Company’s contributions are vested over five years in annual increments.

2004 Incentive Bonus Plan

Effective beginning in the Company’s 2004 fiscal year, the Board of Directors adopted the Company’s 2004 Incentive Bonus Plan (the “2004 Incentive Plan”). Eligible participants consist of executive officers of the Company and “covered employees”, as defined in Section 162(m) the Internal Revenue Code of 1986. The 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors.

For each eligible participant, the Compensation Committee will establish a performance award opportunity, which will include a specified performance award period and the achievement of a specified performance goal during such award period. In the discretion of the Compensation Committee, the performance goal tied to each award may relate to any one or more of the following measures: revenues (in the aggregate or for particular product lines or markets); earnings per share; earnings before interest, taxes, depreciation and amortization; before-tax or after-tax net profits; level of sales; net income; income from operations; expense reductions; return on capital; stock appreciation; market capitalization; return on equity; design or development of proprietary products or improvements thereto (patented or otherwise); sales of such proprietary products or improvements; profitability achieved from sales of proprietary products or improvements; acquisitions or divestitures; or any other similar objective financial or business criteria. Each performance goal will be established by the Compensation Committee not later than 90 days after the first day of the performance award period, or the date on which 25% of the award period has elapsed, whichever is earlier. The Company will pay awards in cash or, in the case of awards of restricted stock, by the granting of such restricted stock, reasonably promptly following the conclusion of each award period of the Company and the Compensation Committee’s certification.

Long-Term Incentive Plans-Awards In Last Fiscal Year

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
	Number of shares, units or other	Performance or other period until	Estimated future payouts under non-stock price-based plans
Name	rights (#)	maturation or payout	Threshold		Target		Maximum
			($)		($)		($)

(a)	(b)	(c)	(d)		(e)		(f)
William H. Channell, Jr.	N/A	1/1/04 – 12/31/06		*		*	$1,300,000

*The award includes an annual component for each of the 2004, 2005 and 2006 fiscal years as well as a cumulative component for the three-year period ending December 31, 2006. See narrative description below for a description of the conditions for payouts under this plan.

Long-Term Incentive Plan

The Company adopted a Long-Term Incentive Plan (the “LTIP”), for its Chief Executive Officer and President, William H. Channell, Jr. The LTIP is governed by the Company’s 2004 Incentive Bonus Plan and is administered by the Company’s compensation committee. The LTIP provides for cash awards to Mr. Channell, Jr. based on the achievement of market capitalization goals for each of the 2004, 2005 and 2006 fiscal years and a cumulative market capitalization goal for the three-year period comprising the 2004, 2005 and 2006 fiscal years.

Annual Awards

For each of the 2004, 2005 and 2006 fiscal years, if the Percent Market Capitalization Increase (as defined below) for such fiscal year equals or exceeds ten percent (10%), then Mr. Channell, Jr. will be entitled to receive an award equal to three percent (3%) of the Absolute Market Capitalization Increase (as defined below) for each such fiscal year, not to exceed $500,000 for any one fiscal year. In addition, Mr. Channell, Jr. will not be entitled to receive an annual award for a fiscal year unless the market capitalization for that fiscal year exceeds one hundred ten percent (110%) of the market capitalization for the previous fiscal year during which an annual award was earned. In the event that Mr. Channell, Jr. is not entitled to receive an annual award for a fiscal year because the market capitalization goals specified in the first sentence of this paragraph are not met, he will be entitled to receive such unearned award in any subsequent fiscal year during which the market capitalization shortfall is recovered if he has otherwise earned an annual award for such subsequent fiscal year, provided that the aggregate award received for such fiscal year does not exceed the limit set forth in the first sentence of this paragraph.

Award for Three-Year Period

If the Percentage Market Capitalization Increase for the three-year period comprising the 2004, 2005 and 2006 fiscal years equals or exceeds thirty percent (30%), then Mr. Channell, Jr. will be entitled to receive an award equal to four percent (4%) of the Absolute Market Capitalization Increase for such three-year period, not to exceed, $1,300,000.

Additional Limits on Awards

The aggregate amount of all awards under the LTIP, including annual awards and the award for the three-year period (each described above), may not exceed $1,300,000.

Definitions and Calculation of Awards

Under the LTIP: “Absolute Market Capitalization Increase” means (a) for any fiscal year, the market capitalization for such year, minus the market capitalization for the previous fiscal year, and (b) for any period longer than one fiscal year, the market capitalization for the last fiscal year in such period, minus the market capitalization for the first fiscal year in such period; and “Percent Market Capitalization Increase” means, (i) for any fiscal year, the Absolute Market Capitalization Increase for such fiscal year, divided by the market capitalization for the previous fiscal year, and (ii) for any period longer than one fiscal year, the Absolute Market Capitalization Increase for such period, divided by the Market Capitalization for the first fiscal year in such period. The LTIP also provides that the Absolute Market Capitalization Increase calculation for any award period will exclude the effect of a material change in the equity or debt capitalization of the Company during such period.

The market capitalization for any fiscal year refers to the average daily closing sales price of one share of the Company’s common stock for the trading days in August and September of that year, as reported on the Nasdaq National Market, multiplied by the average number of shares of the Company’s common stock outstanding at the close of trading on those days; provided, that the beginning market capitalization for purposes of determining the annual awards and the award for the three-year period, each described above, will be based on the closing sales price of one share of the Company’s common stock on December 9, 2003, as reported on the Nasdaq National Market, multiplied by the number of shares of common stock outstanding on the close of trading on that date.

Termination of Employment; Termination of Plan

If Mr. Channell, Jr. is not employed by the Company on the last day of an award period, he will not receive any award payment; provided that an award payment will be prorated in the event of a death, disability, retirement in accordance with Company policies, involuntary termination without cause, voluntary termination for good reason or a change of control of the Company (with “cause”, “good reason” and “change of control” as defined in the Employment Agreement). The LTIP will remain in place for such time as the 2004 Incentive Bonus Plan remains effective, unless terminated earlier by the Company’s compensation committee.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following is a line graph presentation comparing the Company’s cumulative total return from December 31, 2000 to December 31, 2005 with the performance of the NASDAQ market, the Standard & Poor’s Industrials Index (“S & P Industrials”) and Standard and Poor’s Communications Equipment Index (“S & P Communications Equipment”) for the same period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CHANNELL COMMERCIAL CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX

THE S & P COMMUNICATIONS EQUIPMENT INDEX AND THE S & P INDUSTRIALS INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held six meetings during the fiscal year ending December 31, 2005. In 2005, no director failed to attend at least 75% of the aggregate number of Board and Committee meetings during the period of his or her service.

The Company does not require directors to attend the annual meetings of stockholders. One member of the Board of Directors, Mr. Channell, Sr., attended the 2005 Annual Meeting of Stockholders.

The Board of directors has determined that Mr. Brenner, Mr. Gill, Mr, Iannini and Mr. Marge are “independent” directors as defined by NASD Rule 4200(a)(15).

Committees

The Board has two standing committees: the Audit Committee and the Compensation Committee, both established in June 1996.

In fiscal year 2005, the Audit Committee was comprised of Messrs. Brenner (Chairman), Iannini and Marge. All members of the Audit Committee are “independent” as defined by NASD Rule 4200(a)(15). The Board has adopted a written charter for the Audit Committee. The Audit Committee recommends engagement of the Company’s independent accountants, approves the services performed by such accountants and reviews and evaluates the Company’s accounting systems and its system of internal accounting controls. During 2005, the Audit Committee met seven times.

In fiscal year 2005, the Compensation Committee was comprised of Messrs, Marge (Chairman), Iannini and Gill. The Compensation Committee makes recommendations to the full Board of Directors regarding levels and types of compensation of the Company’s executive officers and administers the 1996 Stock Plan, the 2003 Stock Plan, the 2004 Incentive Plan and the LTIP. See “Executive Compensation” and “Description of Certain Plans”. In 2005, the Compensation Committee met one time.

The Board does not have a Nominating Committee because of the small number of directors and the importance of having all directors involved in the nominating responsibilities of the Board.

Nominations to the Board of Directors and Stockholder Recommendation of Director Candidates.

The Board as a whole conducts the nominating process, including identifying, evaluating and interviewing director candidates. However, director nominees are selected, or recommended for the Board’s selection by, a majority of the Company’s independent directors. Because of the small number of directors, the Board does not have a policy with regard to the consideration of director candidates recommended by security holders but welcomes such recommendations. Recommendations for director candidates should be sent to the Chairman of the Board, Channell Commercial Corporation, 26040 Ynez Road, Temecula, CA 92591. The qualifications for nominees recommended by the Board and by security holders are the same:  integrity, sound business judgment and commitment to fulfilling the responsibilities of Board membership and to meeting all legal and regulatory requirements. In addition, the Board attempts to attract director candidates with diverse backgrounds and experience.

Communications from Security Holders

The Board welcomes communications from security holders. Please direct such communications to the Chairman of the Board, Channell Commercial Corporation, 26040 Ynez Road, Temecula, CA 92591. All communications should include the security holder’s name and address. All such security holders’ communications, except for communications of a business solicitation nature, will be forwarded to each Board member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

During 2005, members of the Company’s Compensation Committee consisted of Messrs. Guy Marge as Chairman, David Iannini and Stephen Gill. No additional information concerning the Compensation Committee or the Company’s executive officers is required by Item 402 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees the Company’s executive compensation programs. The Compensation Committee is comprised of three independent, non-management Directors. The Compensation Committee reviews and approves the compensation philosophy and program design, individual base salary, annual cash bonus and stock option grants. Among other responsibilities, the Compensation Committee reviews and approves various officer and general employee compensation and benefit policies and practices.

Since 1996, the Company has implemented an employee compensation philosophy that delivers a total compensation approach that includes historical and market sensitive base salary, performance based individual bonuses, equity participation, a package of benefits and a working environment that creates an advantage for the Company within the extremely competitive telecommunication/broadband business environment. Equity participation and broad-based employee ownership of the Company’s stock is achieved through stock option programs in which a number of non-management employees are able to participate. This approach enables the Company to achieve industry-competitive performance in attracting and retaining employees and to align the interests of the employees to the interests of the stockholders. The Company’s compensation philosophy for its officers is similar to that of all employees.

The Compensation Committee reviews and approves the annual base salary for executive officers in line with their responsibilities and with external market practices.

The 2004 Incentive Plan rewards achievement of specified levels of corporate revenue and earnings, division revenue and earnings where appropriate, corporate debt and balance sheet ratios, and individual performance. Officers are eligible to receive awards based upon a variety of objective performance measures, including revenues, earnings per share, net income, earnings before interest, taxes, depreciation and amortization and market capitalization. See “Description of Certain Plans-2004 Incentive Bonus Plan.”  In addition, the Compensation Committee utilizes a discretionary component to each executive officer’s incentive compensation that is based on each officer’s performance and contribution to the Company during the fiscal year.

The Company grants stock options throughout the organization to provide long-term incentives and align employee and stockholder interests. Individual grants are based on various factors, including performance and contribution, and estimated value of proposed option grant and market prices.

In December 2003, Mr. William H. Channell, Jr. was elected President and Chief Executive Officer of the Company. Mr. Channell, Jr.’s annual salary for 2005 was $760,392 pursuant to the terms of his employment agreement entered into in December, 2003. In addition, he earned $45,000 in cash bonus compensation based upon the satisfaction of performance-related goals in 2005. The Compensation Committee has implemented a Long-Term Incentive Plan for Mr. Channell, Jr., which is described above,  to further align his interests with those of the Company’s stockholders. Awards may be earned under the Long-Term Incentive Plan for 2004, 2005 and 2006, based upon annual increases, and the cumulative three-year increase, in the Company’s market capitalization. In 2005, Mr. Channell, Jr. received a payout of $800,000 under the Long-Term Incentive Plan in respect of 2004 and 2005. The aggregate amount that may be earned by Mr. Channell, Jr. under the Long-Term Incentive Plan is $1,300,000.

The Compensation Committee approved executive bonuses and executive stock option grants in 2005 consistent with the Company’s employee compensation philosophy described above.

March 31, 2006	COMPENSATION COMMITTEE
Guy Marge, Chairman
David Iannini
Stephen Gill

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 31, 2005 (the “Financial Statements”) of the Company. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board of Directors. The Audit Committee is comprised of three independent Directors.

Management is responsible for the Company’s financial statements and overall reporting processes, including internal controls. Grant Thornton LLP, the Company’s independent auditor for 2005, is responsible for performing an independent audit of the Company’s Financial Statements and for expressing an opinion on the conformity of the Financial Statements with accounting principles generally accepted in the United States of America. The Audit Committee reviewed with Grant Thornton LLP, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America, including those matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP, regarding its independence as required by Independence Standard Boards Standard No. 1 and has discussed with Grant Thornton LLP its independence from management and the Company.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for their audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the Financial Statements with the Company’s management.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

April 17, 2006	AUDIT COMMITTEE
Dana J. Brenner, Chairman
Guy Marge
David Iannini

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has two leases for approximately 261,000 square feet of manufacturing, warehouse and office space in Temecula, California, with the Channell Family Trust, an affiliate of William H. Channell, Sr., the Company’s principal stockholder and Chairman of the Board, and Jacqueline M. Channell, a director and the Company secretary. The term of the lease dated December 22, 1989 (as amended), for 108,000 square feet, expires on December 31, 2015. The term of the lease dated May 29, 1996, for 153,000 square feet, expires on December 30, 2010 and has a five-year renewal option. Both leases provide for payments of insurance, repairs, maintenance and property taxes. Rent expense paid under the leases was approximately $1,334,000 for 2005.

In 1997, the Company guaranteed debt of the Channell Family Trust of approximately $754,000 incurred in connection with construction of one of the leased facilities described above. The loan amount subject to the guarantee is expected to decline before expiring in 2017. At December 31, 2005, the outstanding loan balance subject to the guarantee totaled approximately $553,000. It is not practicable to estimate the fair value of the guarantee; however, the Company does not anticipate that it will incur losses as a result of this guarantee.

The Company paid approximately $37,000 to Carolyn Channell for consulting services in 2005.  In addition, on June 1, 2005, Mrs. Channell was hired as an employee to handle specific insurance matters for the Company, and she was paid approximately $40,000 for her employment services in 2005. Mrs. Channell is the wife of William H. Channell, Jr., the Company’s President and Chief Executive Officer.

The Company has facilities in Orange, Dalby, Terang, and Adelaide Australia that are leased from shareholders of the Company. These shareholders are former owners of Bushman Tanks. The facilities comprise 94,000 square feet of manufacturing, warehouse and office space. The aggregate rent expense paid in 2005 for these facilities was approximately $230,000. The Company hired an independent firm to appraise the market lease rates for these facilities and it was determined that the existing leases are in excess of fair market value by approximately $27,000 per year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, “Insiders”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “Commission”) and the NASDAQ Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

On July 11, 2005, Jerry Collazo was granted a stock option for 50,000 shares. A Form 4 for Mr. Collazo’s grant was inadvertently not filed on time. A Form 4 relating to the option grant was subsequently reported on July 18, 2005 when the error was discovered.

On February 23, 2005 Guy Marge purchased 5,000 shares of Company stock. A Form 4 for Mr. Marge’s purchase was inadvertently not filed on time. The purchase was subsequently reported on a Form 4 on March 2, 2005 when the error was discovered.

Except as described above, based solely on the Company’s review of copies of Section 16(a) filings received by it with respect to the Company’s most recent fiscal year through 2005, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements were timely observed during 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Bylaws provide that the Board of Directors will be staggered into three classes. The Directors in a single class are elected at each annual meeting of stockholders to serve for a term of three years, or, in the case of a new director replacing a former director, for the remaining term of the former director. The authorized number of members of the Board of Directors is currently seven.

The Company’s nominees for election to the Board of Directors are currently serving as Directors of the Company and have consented to being named in the Proxy Statement and to serve if elected. Directors are elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the nominee named herein. Although it is anticipated that the nominee will be able to serve as a Director, should the nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company’s Board of Directors in accordance with their judgment.

Set forth below are the names and descriptions of the backgrounds of the nominees for Director of the Company and their principal occupation for the past five years. The nominees first became Directors of the Company in the year set forth in the biographical information.

Name	Age	Position

William H. Channell, Jr.	48	Director

Jacqueline M. Channell	74	Director

Biographical information follows for the nominees. Their ages are as of March 31, 2006.

William H. Channell, Jr. has been President and Chief Executive Officer of the Company since December, 2003. He was President and Chief Operating Officer of the Company from 1996 to December, 2003. He has been a Director of the Company since 1984. Since joining the Company in 1979, Mr. Channell, Jr. has held the positions of Executive Vice President, Director of Marketing and National Sales Manager. Mr. Channell, Jr. is a principal stockholder of the Company and is the son of William H. Channell, Sr. and Jacqueline M. Channell. His term as a Director expires in 2006.

Jacqueline M. Channell is the Secretary of the Company and has been a Director since 1966 except for approximately three months in 2001. She is a co-trustee of the Channell Family Trust, which is a principal stockholder of the Company, and is the wife of William H. Channell, Sr. and the mother of William H. Channell, Jr. Mrs. Channell’s term as a Director expires in 2006.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

INDEPENDENT AUDITOR

Grant Thornton LLP (“GT”) was the Company’s independent auditor for the fiscal year ended December 31, 2005. Representatives of GT are not expected to be present at the Meeting.

Deloitte & Touche LLP (“D&T”) was selected as the Company’s independent auditor for the fiscal year ended December 31, 2006. Representatives of D&T are expected to be present at the Meeting. They will have an opportunity to make statements if they desire, and will be available to respond to questions of stockholders.

GT declined to stand for reelection to serve as the Company’s independent registered public accounting firm, and the Company appointed D&T to serve as the Company’s independent registered public accounting firm for fiscal year 2006. On March 23, 2006, the Board of Directors of the Company approved the foregoing change in accountants; such change was recommended to the Board of Directors by the Company’s Audit Committee. GT’s termination as the Company’s independent registered public accounting firm was effective on April 17, 2006, following the completion of the Company’s audit for fiscal year 2005.

The reports of GT on the financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the interim period preceding the effective date of GT’s termination there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreements in connection with its reports.

As previously disclosed by the Company in its Form 10-K/A filed on November 21, 2005, its Form 10-Q filed on August 15, 2005, its Form 10-Q filed on November 21, 2005 and its Form 10-K filed on April 17, 2006, the Company has identified the following control deficiencies that represent material weaknesses in the Company’s internal control over financial reporting. The Company did not maintain effective controls over the accuracy of its accounting for income taxes and the determination of income taxes payable, deferred income tax assets and liabilities and the related income tax provisions, and such deficiencies resulted in the restatements to the Company’s 2002, 2003 and 2004 annual consolidated financial statements to correct deferred taxes and tax provisions. In addition, due to the limited tenure of the Company’s domestic and Australian accounting staff, for 2005, additional reconciliations and post closing adjustments were necessary to properly account for certain items of income and expense that the staff was not fully aware of. The most significant manifestations of this material weakness involved the accounting of the Company’s worker’s compensation liability as well as the Company’s unvouchered accounts payable balance. Accordingly, management has determined that these control deficiencies constitute a material weakness. The Company also identified material weaknesses in the revenue and purchasing cycles at its Australian subsidiary, Bushman Tanks. The Company’s audit committee has discussed all of the foregoing material weaknesses with GT. The Company has implemented and continues to implement enhancements and changes to its internal controls over financial reporting to remediate the material weaknesses described above.

Except for the material weaknesses described above, there were no reportable events under Item 304(a)(v) of Regulation S-K that occurred within the Company’s two most recent fiscal years and the interim period preceding the effective date of GT’s termination. The Company has authorized GT to respond fully to the inquiries of D&T concerning the subject matter of the reportable events described above.

The Company provided GT with a copy of the above disclosures.

On March 29, 2006, the Company engaged D&T to review the Company’s financial statements for the quarters of 2006 and to perform the audit of the Company’s financial statements for the 2006 fiscal year.  During the Company’s two most recent fiscal years and during the interim period prior to March 29, 2006, the Company has not consulted D&T on: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) on any matter that was the subject of a disagreement or a “reportable event” (as defined in Item 304(a)(i) of Regulation S-K).

Pre Approval Policies

The Audit Committee is directly responsible for appointing, setting compensation and overseeing the work of the independent auditors and pre-approves all audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee separately pre-approves all services provided by the independent auditor. The Company reports to the Audit Committee regarding all audit, audit-related, tax and other non-audit services provided by the Company’s independent auditors. The Audit Committee has determined that the provision of these services is compatible with the auditors’ independence.

Fees Paid to Independent Auditors

The following table presents fees billed to the Company for the fiscal years ended December 31, 2005 and December 31, 2004 by Grant Thornton LLP.

	2005	2004
Audit Fees	$773,004	$499,562
Audit Related Fees	110,324	216,138
Tax Fees	208,745	405,634
All Other Fees	53,756	9,742
Total	$1,145,829	$1,131,076

Audit Fees include fees billed for professional services for the audit of the Company’s annual consolidated financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit Related Fees in 2004 include fees for professional services related to due diligence and audit of Bushman Tanks financial statements prior to acquisition, internal control documentation, and due diligence related to an acquisition candidate the Company decided not to further pursue.

Tax Fees include fees for services performed by the independent auditor’s tax personnel related to preparation of tax returns, assistance with tax audits and appeals, tax planning and advice, and federal, state and foreign subsidiary compliance.

All Other Fees are fees associated with services not captured in the other categories. Included in All Other Fees in 2004 is professional services related to the temporary transfer of employees from the United Kingdom to the United States.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

All proposals of stockholders intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, by December 21, 2006, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may be presented for consideration at the Meeting. However, if any other matter is presented properly for consideration and action at the Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

FORM 10-K

The 2005 Form 10-K, without exhibits, containing the financial statements of the Company for the year ended December 31, 2005, accompanies this proxy statement. A list of exhibits is included in the Form 10-K, and the exhibits are available from the Company upon the payment to the Company of the costs of furnishing them.

By Order of the Board of Directors,

Jacqueline M. Channell
Secretary

Dated: April 17, 2006

Proxy - Channell Commercial Corporation

Proxy Solicited on Behalf of the Board of Directors of

Channell Commercial Corporation for 2006 Annual Meeting of Stockholders

The undersigned hereby appoints William H. Channell, Sr., Dana Brenner, Guy Marge and Stephen Gill and each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of Channell Commercial Corporation (the “Company”) to be held at 26040 Ynez Road, Temecula, California 92591 on Monday, May 22, 2006 at 7:30 a.m., local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended December 31, 2005.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

(Continued and to be voted on reverse side.)

April 20, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 7:30 a.m. on Monday, May 22, 2006, at 26040 Ynez Road, Temecula, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Sincerely,

Jacqueline M. Channell

Secretary

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold

	01 - William H. Channell, Jr.	☐	☐

	02 - Jacqueline M. Channell	☐	☐

Mark this box with an X if you plan to attend the meeting.			☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY.

Please sign exactly as your name appears hereon, date and return this Proxy promptly in the envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should so indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Joint owners must each sign personally.

Signature 1 - Please keep signature within the box			Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

		1 U P X	0 0 8 0 3 4 1

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